UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2006

AMDL, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California		92780
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-505-4461

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 26, 2006, the American Stock Exchange sent a letter to Registatant stating that based on a review of Registrant's Form 10-KSB for the year ended December 31, 2005, Registrant did not meet certain of the AMEX's continued listing standards as set forth in Part 10 of the AMEX Company Guide. Specifically, Registrant did not meet the requirement of shareholders' equity of $4,000,000 and Registrant had losses from continuing operations in three out of its four most recent fiscal years. In the letter, AMEX gave the Registrant until May 26, 2006 to submit a plan of action that Registrant has taken and will take to bring Registrant into compliance with the AMEX Company Continued Listing
Standards. Registrant has told AMEX representatives in a telephone conversation that Registrant intends to submit a plan to bring Registrant into compliance. If Registrant's plan is accepted by AMEX, Registrant should be able to continue its listing on AMEX for up to an 18 month period during which time Registrant will be subject to periodic review to determine whether it has made progress consistent with the plan or otherwise becomes in compliance with the Continued Listing Standards.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release, dated May 2, 2006, annoncing notification by AMEX of the need to satisfy the continued listing standards.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, Inc.

May 2, 2006	By:	Gary L. Dreher

Name: Gary L. Dreher
Title: President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated May 2, 2006